AMENDMENT NO. 20
TO
MASTER DISTRIBUTION PLAN
     This amendment dated as of July 16, 2012, amends The Master Distribution Plan (the “Plan”), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to (i) remove Invesco V.I. Leisure Fund, Invesco V.I. Capital Appreciation Fund and Invesco V.I. Capital Development Fund; and (ii) change the name of the following series portfolios: Invesco V.I. Basic Value Fund to Invesco Van Kampen V.I. Value Opportunities Fund, Invesco V.I. Dividend Growth Fund to Invesco V.I. Diversified Dividend Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund to Invesco V.I. Equally Weighted S&P 500 Fund, Invesco Van Kampen V.I. Global Value Equity Fund to Invesco V.I. Global Core Equity Fund, Invesco Van Kampen V.I. Capital Growth Fund to Invesco Van Kampen V.I. American Franchise Fund and Invesco Van Kampen V.I. Mid Cap Value Fund to Invesco Van Kampen V.I. American Value Fund;
NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
MASTER DISTRIBUTION PLAN
OF
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
(Series II Shares)
(DISTRIBUTION FEE)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

Distribution
Portfolio:	Fee:
Invesco V.I. Balanced-Risk Allocation Fund	0.25%
Invesco Van Kampen V.I. Value Opportunities Fund	0.25%
Invesco V.I. Core Equity Fund	0.25%
Invesco V.I. Diversified Income Fund	0.25%
Invesco V.I. Global Health Care Fund	0.25%
Invesco V.I. Global Real Estate Fund	0.25%
Invesco V.I. Government Securities Fund	0.25%
Invesco V.I. High Yield Fund	0.25%
Invesco V.I. International Growth Fund	0.25%
Invesco V.I. Mid Cap Core Equity Fund	0.25%
Invesco V.I. Money Market Fund	0.25%

Distribution
Portfolio:	Fee:
Invesco V.I. Small Cap Equity Fund	0.25%
Invesco V.I. Technology Fund	0.25%
Invesco V.I. Utilities Fund	0.25%
Invesco V.I. Diversified Dividend Fund	0.25%
Invesco V.I. High Yield Securities Fund	0.25%
Invesco V.I. S&P 500 Index Fund	0.25%
Invesco V.I. Equally Weighted S&P 500 Fund	0.25%
Invesco Van Kampen V.I. American Franchise Fund	0.25%
Invesco Van Kampen V.I. Comstock Fund	0.25%
Invesco Van Kampen V.I. Equity and Income Fund	0.25%
Invesco V.I. Global Core Equity Fund	0.25%
Invesco Van Kampen V.I. Growth and Income Fund	0.25%
Invesco Van Kampen V.I. Mid Cap Growth Fund	0.25%
Invesco Van Kampen V.I. American Value Fund	0.25%”
     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
(on behalf of its Series II Shares)

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

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